UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Adelaide Chambers, Peter Street, Dublin 8, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 011-353-1-649-8521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2014, we entered into a lease agreement (the “Lease”) with John Ronan and Castle Cove Property Developments Limited (the “Landlord”) providing for our lease of 10,266 sq. ft. of space in a facility located at 1 Burlington Road, Dublin 4, Ireland through our wholly-owned subsidiary, Horizon Pharma Services Limited. We are also a direct party to the Lease as a guarantor. The Lease is for a term of 15 years, commencing on November 4, 2014. For the first five years of the Lease, the minimum rent due is 482,970€ (Euro) per year and is payable in equal quarterly payments. On November 5, 2019 and each fifth anniversary thereafter, the rental rate will be set to a current market rate, as determined by the procedures set forth in the Lease. We have the right to terminate the Lease after ten years by giving at least nine months prior notice to the Landlord.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which will be attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2014	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer